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                                  EXHIBIT 11.1

                                METROCALL, INC.

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                 (AS RESTATED)
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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
                                                            For the Three Months Ended March 31,
                                                           --------------------------------------
                                                             1998                      1999
                                                             ----                      ----

Net loss                                                   $   (30,324)            $   (42,013)
    Preferred dividends                                         (2,348)                 (4,003)
    Gain on redemption of preferred stock                            -                   2,208
                                                           -----------             -----------

Net loss attributable to common stockholders               $   (32,672)            $   (43,808)
                                                           ===========             ===========

Weighted-average shares outstanding:
    Shares outstanding, beginning of period                 40,548,414              41,583,403
    Shares issued in settlement of litigation                  270,000                       -
    Shares issued in employee stock purchase plan               48,134                  87,290
                                                           -----------             -----------
Weighted-average shares outstanding                         40,866,548              41,670,693
                                                           ===========             ===========

Loss per share attributable to common stockholders         $     (0.80)            $     (1.05)
                                                           ===========             ===========
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